SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [   ]

Check the appropriate box::

[X] Preliminary Proxy Statement	[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6 (e)(2)
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

RUSSELL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

PRELIMINARY COPY – SUBJECT TO COMPLETION

[RUSSELL LOGO]

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of Russell Corporation:

Notice is hereby given that a Special Meeting of Shareholders (“Special Meeting”) of Russell Corporation (the “Company”) will be held on Monday, December 10, 2001, at the general offices of the Company at 755 Lee Street, Alexander City, Alabama 35011 at 10:00 a.m., Central Standard Time, for the following purposes:

1.	To authorize the Company to incur bonded indebtedness, at any time, and from time to time, without limit as to amount and without further action by the shareholders of the Company, and to consent to any increase of bonded indebtedness resulting from such authorization.

2.	To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on November 1, 2001, as the record date for the Special Meeting. Only shareholders of record as of that date are entitled to notice of and to vote at the Special Meeting and any adjournment and postponements thereof. Reference is made to the attached proxy statement for further information with respect to the business to be transacted at the Special Meeting.

By Order of the Board of Directors,

Floyd G. Hoffman,

Senior Vice President, Corporate Development, General Counsel and Secretary

Alexander City, Alabama November 6, 2001

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT IN THE ENCLOSED ENVELOPE PROVIDED FOR THAT PURPOSE. ANY SHAREHOLDER MAY REVOKE HIS OR HER PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT TO THE SECRETARY, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

PRELIMINARY COPY – SUBJECT TO COMPLETION

QUESTIONS AND ANSWERS ABOUT THE PROPOSAL

Q:	Why have shareholders been asked to vote for this proposal?

A:	In seeking approval of this resolution, the Company is asking shareholders to eliminate the requirement imposed by Alabama law that requires shareholder approval of the amount of bonded indebtedness and allow Russell’s board of directors to determine the proper amount of debt that the Company may incur. This requirement is imposed by the 1901 Constitution of the State of Alabama. Most other states do not have laws requiring such approval.

Q:	Why does Russell need this change?

A:	Russell needs this change to have more control of its own finances so that it is in a better position to take advantage of opportunities such as making acquisitions, purchasing property or funding the Company’s working capital needs. With the limits required by Alabama law regarding the Company’s ability to incur debt, Russell might be eligible for a loan, but unable to accept the loan due to the requirements of the Alabama State Constitution, unless Russell sought shareholder approval.

Q:	What does the proposal mean?

A:	It means that the Company then could incur debt for appropriate corporate purposes without having to be confined by the limitations of state law. Russell’s Board of Directors believes that the Company would benefit from the flexibility of being able to control its own finances.

RUSSELL CORPORATION PROXY STATEMENT
SPECIAL MEETING OF SHAREHOLDERS

     This proxy statement and form of proxy are being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Russell Corporation, an Alabama corporation (the “Company”), for use at a special meeting of the shareholders of the Company (the “Special Meeting”) to be held at the general offices of the Company at 755 Lee Street, Alexander City, Alabama 35011, on Monday, December 10, 2001 at 10:00 a.m., Central Standard Time, or any adjournment or postponement thereof, for the purposes set forth in the foregoing notice. This proxy statement, the foregoing notice and the enclosed proxy are first being mailed to shareholders on or about November 6, 2001. Only shareholders of record at the close of business on November 1, 2001 (the “Record Date”) shall be entitled to notice of and to vote at the Special Meeting.

     Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the Special Meeting and gives oral notice of his or her election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted in accordance with the shareholder’s directions specified thereon. Where no direction is specified, proxies will be voted “FOR” the proposal to authorize the Company to incur bonded indebtedness at any time, and from time to time, without limit as to amount and without further action by the shareholders of the Company and to consent to any increase of bonded indebtedness resulting from such authorization. Management does not intend to bring any matter before the Special Meeting other than as indicated in the notice and does not know of anyone else who intends to do so. However, if any other matters properly come before the Special Meeting, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the meeting, will be deemed authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

     At September 30, 2001, the Company had outstanding and entitled to vote 31,982,986 shares of Company common stock. Pursuant to Section 10-2B-7.25 of the Code of Alabama 1975, as amended, and the Company’s Bylaws, a majority of the issued and outstanding shares entitled to vote, represented in person or proxy, will constitute a quorum at a meeting. Each holder of Company common stock is entitled to one vote per share of Company common stock held of record by him or her on the Record Date.

     Approval of the proposal to authorize an increase in the amount of bonded indebtedness the Company is permitted to incur will require the affirmative vote of a majority of the outstanding shares of Company common stock entitled to vote thereon at the Special Meeting. Broker non-votes will be treated as abstentions on the vote to approve the proposal. Neither an abstention nor a broker non-vote is an affirmative vote and, therefore, both will have the same legal effect as a vote against the approval of the proposal.

     The Special Meeting may be adjourned from time to time without notice other than announcement at the Special Meeting, or at any adjournment thereof, and any business for which notice was given in the accompanying Notice of Special Meeting of Shareholders may be transacted at any such adjournment.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth information regarding beneficial ownership of the Company’s common stock by each director, the Company’s five most highly compensated executive officers and the directors and executive officers of the Company as a group, all as of October 12, 2001:

	Sole Voting
	and	Options			Total
	Investment	Exercisable	Other Beneficial		Beneficial	Percent
Individual or Group	Power	Within 60 Days	Ownership		Ownership	of Class

John F. Ward	66,662	1,157,066	615,960	(1)(2)	1,839,688	5.55%

Herschel M. Bloom	8,396	1,067	0		9,463	*

Ronald G. Bruno	14,449	1,067	0		15,516	*

Tim Lewis	1,084	1,067	0		2,151	*

C.V. Nalley III	12,185	1,067	0		13,252	*

Margaret M. Porter	3,503	1,067	0		4,570	*

Mary Jane Robertson	0	0	0		0	*

Benjamin Russell	774,781	1,067	4,805,320	(3)	5,581,168	17.45%

John R. Thomas	109,657	1,067	490,121	(4)	600,845	1.88%

John A. White	3,604	1,067	0		4,671	*

Jonathan R. Letzler	39,092	131,250	0		170,342	*

JT Taunton, Jr.	15,270	47,000	0		62,270	*

Eric N. Hoyle	14,265	63,750	0		78,015	*

Carol M. Mabe	5,978	26,642	0		32,620	*

All Executive Officers and Directors as a group (25 persons)	1,557,866	1,597,526	5,310,441		8,465,833	25.21%

(*)	Represents less than one percent (1%).

(1)	Includes 15,000 shares owned by Mr. Ward’s spouse.

(2)	Includes 600,960 shares held by the Company’s pension plan, of which Mr. Ward is one of three trustees and with respect to which he shares voting rights. Mr. Ward disclaims beneficial ownership with respect to such shares.

(3)	Includes (i) 731,296 shares held by the Benjamin and Roberta Russell Foundation, Incorporated, a charitable corporation of which Mr. Russell is one of nine directors, (ii) 3,945,024 shares held by a trust created under the will of Benjamin C. Russell, of which Mrs. Russell is one of four trustees, (iii) 125,000 shares held by the Adelia Russell Charitable Foundation, of which Mr. Russell is one of three trustees, and (iv) 4,000 shares held by a profit sharing plan of which Mr. Russell is one of two trustees.

(4)	Includes (i) 32,372 shares held by a trust of which Mr. Thomas is one of three trustees, (ii) 454,249 shares owned indirectly by Mr. Thomas as a general and limited partner in two limited partnerships and (iii) 3,500 shares owned by Mr. Thomas’ spouse.

PRINCIPAL SHAREHOLDERS

     The following table sets forth each person who, to the Company’s knowledge, had sole or shared voting or investment power over more than five percent of the outstanding shares of common stock of the Company as of October 12, 2001:

NAME AND ADDRESS OF	AMOUNT AND NATURE OF
BENEFICIAL OWNER	BENEFICIAL OWNERSHIP	PERCENT OF CLASS

Roberta A. Baumgardner 755 Lee Street P.O. Box 272 Alexander City, Alabama 35011-0272	5,868,774 shares (1)	18.35%

Benjamin Russell 755 Lee Street P.O. Box 272 Alexander City, Alabama 35011-0272	5,581,168 shares (2)	17.45%

Edith L. Russell 755 Lee Street P.O. Box 272 Alexander City, Alabama 35011-0272	4,686,320 shares (3)	14.65%

Nancy R. Gwaltney 755 Lee Street P.O. Box 272 Alexander City, Alabama 35011-0272	4,677,642 shares (4)	14.63%

AXA 25 Avenue Matignon 75008 Paris, France	2,165,825 shares (5)	6.77%

Helen Alison 755 Lee Street P.O. Box 272 Alexander City, Alabama 35011-0272	1,827,572 shares (6)	5.71%

John F. Ward 3330 Cumberland Blvd. Suite 800 Atlanta, Georgia 30339	1,839,688 shares (7)	5.55%

(1)	Includes 1,192,454 shares as to which Mrs. Baumgardner has sole voting and investment power and 4,676,320 shares as to which she has shared voting and investment power, consisting of 731,296 shares held by the Benjamin and Roberta Russell Foundation, Incorporated, a charitable corporation of which Mrs. Baumgardner is one of nine directors; and 3,945,024 shares held by a trust created under the will of Benjamin C. Russell of which Mrs. Baumgardner is one of four trustees.

(2)	Includes 774,781 shares as to which Mr. Russell has sole voting and investment power, presently exercisable options to acquire 1,067 shares and 4,805,320 shares as to which he has shared voting and investment power. See Note (3) on page 3.

(3)	Includes 10,000 shares as to which Mrs. Russell has sole voting and investment power, and 4,676,320 shares as to which she has shared voting and investment power, consisting of

731,296 shares held by the Benjamin and Roberta Russell Foundation, Incorporated, a charitable corporation of which Mrs. Russell is one of nine directors, and 3,945,024 shares held by a trust created under the will of Benjamin C. Russell of which Mrs. Russell is one of four trustees.

(4)	Includes 731,296 shares held by the Benjamin and Roberta Russell Foundation, Incorporated, a charitable corporation of which Mrs. Gwaltney is one of nine directors; 3,945,024 shares held by a trust created under the will of Benjamin C. Russell of which Mrs. Gwaltney is one of four trustees; and 1,322 shares as to which Mrs. Gwaltney has sole voting and investment power.

(5)	From Schedule 13G filed with the Company on February 12, 2001, which states that AXA, along with its affiliates, controls an aggregate of 2,165,825 shares. AXA and its affiliates have sole voting power with respect to 1,469,303 shares, sole dispositive power with respect to 1,283,225 shares, shared voting power with respect to 7,405 shares and shared dispositive power with respect to 882,600 shares. The names and addresses of AXA’s affiliated companies may be found in the Schedule 13G filed with the Securities and Exchange Commission on February 12, 2001.

(6)	From Schedule 13G filed with the Company on February 14, 2001, on behalf of Helen Alison and National Bank of Commerce in Birmingham, Alabama. Includes 1,827,572 shares held by trusts created under the will of J.C. Alison, of which Mrs. Alison is one of two co-trustees and with respect to which Mrs. Alison has shared voting and investment power.

(7)	Includes 15,000 shares owned by Mr. Ward’s spouse, options which are exercisable within 60 days to acquire 1,157,066 shares and 600,960 shares held by the Company’s pension plan, of which Mr. Ward is a trustee and with respect to which he shares voting rights. Mr. Ward disclaims beneficial ownership with respect to the shares held by the Company’s pension plan. See Notes (1) and (2) on page 3. For purposes of computing percent of class, options exercisable within sixty days are added to total shares outstanding.

PROPOSAL TO APPROVE A RESOLUTION OF SHAREHOLDERS AUTHORIZING THE COMPANY TO INCUR BONDED INDEBTEDNESS WITHOUT LIMIT AS TO AMOUNT

     Section 234 of the Constitution of Alabama of 1901 provides that bonded indebtedness of an Alabama corporation may not be increased without the consent of the holders of a majority of its outstanding stock. This provision of Alabama law results in the board of directors of an Alabama corporation having less flexibility than that enjoyed by the boards of directors of corporations organized in most other states such as Delaware, which allow boards of directors to authorize the incurrence of debt without prior shareholder approval. One method of providing greater flexibility to the directors of an Alabama corporation is to have the shareholders authorize an unlimited amount of bonded indebtedness.

     Currently, the Company is authorized to incur bonded indebtedness at any time in an amount which, when added to the existing bonded indebtedness of the Company, does not exceed 100% of the total shareholder’s equity of the Company as reflected in the audited consolidated financial statements of the Company for its most recently completed fiscal year; provided, however, if audited consolidated financial statements for the Company’s most recently completed fiscal year are not available at the time of incurring such indebtedness, then such authorization shall be based upon the audited consolidated financial statements of the Company for the prior preceding fiscal year. The Company’s total shareholders’ equity as reported in its audited consolidated financial statements for the Company’s fiscal year ended December 30, 2000 is $525,940,000, and as of September 29, 2001 (the end of its most recently completed fiscal quarter) the Company had outstanding approximately $510 million in bonded indebtedness (including for such purpose the availability of an additional $90 million in unused borrowing capacity under its current revolving credit facility). Such outstanding bonded indebtedness represents substantially all of the bonded indebtedness the Company is presently authorized to incur.

     The Board of Directors believes that the ability to incur additional bonded indebtedness resulting from approval of this proposal will benefit the Company by providing the flexibility to incur additional debt for a variety of proper corporate purposes without further action by the Company’s shareholders. As a result, the Company would be in a better position to take prompt advantage of opportunities for which the incurrence of additional debt might be appropriate, including, without limitation, the purchase of property, the acquisition of other businesses and companies, the funding of the Company’s working capital needs, and other bona fide corporate purposes. Approval of this proposal would make the Company’s ability to incur bonded indebtedness the same as corporations in most other jurisdictions, including Delaware, where many large publicly-held companies are incorporated.

     Accordingly, it is proposed that the shareholders of the Company approve the following resolution:

     “RESOLVED, by the shareholders of Russell Corporation (the “Company”), that the Company is hereby authorized to incur bonded indebtedness within the meaning of Section 234 of the Constitution of Alabama of 1901 at any time, and from time to time, without limit as to amount and without further action by the shareholders of the Company, and the shareholders of the Company hereby consent to any increase in such bonded indebtedness of the Company resulting therefrom.”

     The approval of this proposal by the shareholders will constitute “consent” to increase, without limit, the amount of bonded indebtedness which the Company may incur for purposes of Alabama law. Currently, the Company has a revolving credit facility, various note agreements and a term loan aggregating approximately $510 million (collectively, the “Credit Facilities”). The Credit Facilities contain various financial covenants and restrictions. As previously announced by the Company, it is currently renegotiating with its principal lenders to restructure its outstanding debt. As part of the restructuring process it has agreed to secure its non-trade debt with a pledge of its assets, making a portion of such debt new bonded indebtedness. Without approval of this proposal, it is possible that the Company will be unable to borrow additional funds to meet seasonal working capital needs, to expand and update its current facilities, to develop and build new facilities, and to make acquisitions should appropriate opportunities present themselves. Upon approval of the increase in the amount of bonded indebtedness, the Company may incur additional borrowings under its restructured debt facilities which may constitute bonded indebtedness under Alabama law. The timing of any such incurrence, however, will be determined by the Board of Directors of the Company in its discretion.

Recommendation of the Board of Directors

     THE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF THE COMPANY’S COMMON STOCK IS NECESSARY TO APPROVE THIS PROPOSAL. FOR ALL THE REASONS SET FORTH ABOVE, THE BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THIS PROPOSAL.

SHAREHOLDER PROPOSALS

     The next annual meeting of shareholders is scheduled to be held on April 24, 2002, and shareholders of the Company may submit proposals for consideration for inclusion in the proxy statement of the Company relating to such annual meeting of shareholders. However, in order for such proposals to be considered for inclusion in the proxy statement of the Company relating to such annual meeting, such proposals must be received by the Company not later than November 23, 2001.

     If a shareholder fails to notify the Company on or before February 6, 2002 of a proposal which such shareholder intends to present at the Company’s April 24, 2002 Annual Meeting by a means other than inclusion of such proposal in the Company’s proxy materials for that meeting, then if the proposal is presented at such annual meeting, the holders of the Board of Directors’ proxies at such meeting may use their discretionary voting authority with respect to such proposal, regardless of whether the proposal was discussed in the Company’s proxy statement for such meeting.

SOLICITATION OF PROXIES

     In addition to the use of the mails, proxies may be solicited by personal interview or by telephone or facsimile. The cost of solicitation of proxies will be borne by the Company. The Company may request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of the stock held of record and will reimburse such persons for any reasonable expense incurred in forwarding the material.

     The Company has retained Innisfree M&A Incorporated for solicitation and advisory services in connection with the solicitation of proxies relating to the Special Meeting, for which Innisfree M&A Incorporated is to receive a fee of up to $10,000, plus reimbursement for reasonable out-of-pocket expenses.

By Order of the Board of Directors

/s/ Floyd G. Hoffman

Floyd G. Hoffman Senior Vice President, Corporate Development, General Counsel and Secretary

Alexander City, Alabama

November 6, 2001

PRELIMINARY COPY – SUBJECT TO COMPLETION

RUSSELL CORPORATION
Alexander City, Alabama

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS – Monday, December 10, 2001
(This Proxy is Solicited by the Board of Directors of the Company)

     The undersigned shareholder of Russell Corporation hereby appoints Larry E. Workman and Floyd G. Hoffman, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Special Meeting of Shareholders of Russell Corporation, to be held at the general offices of Russell Corporation at 755 Lee Street, Alexander City, Alabama 35011, on Monday, December 10, 2001, at 10:00 a.m., Central Standard Time, or any adjournment thereof.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO AUTHORIZE RUSSELL CORPORATION TO INCUR BONDED INDEBTEDNESS WITHOUT LIMIT AS TO AMOUNT.

(CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

- FOLD AND DETACH HERE -

PLEASE COMPLETE THIS CARD
AND RETURN IT IN
THE ENVELOPE PROVIDED

Please mark your vote as
Indicated in this example [X]

1.	PROPOSAL TO INCREASE THE AMOUNT OF BONDED INDEBTEDNESS RUSSELL CORPORATION IS PERMITTED TO INCUR

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN WITH RESPECT TO

Proposal to authorize Russell Corporation to incur bonded indebtedness within the meaning of Section 234 of the Constitution of Alabama of 1901 at any time, and from time to time, without limit as to amount and without further action by the shareholders of Russell Corporation, and to consent to any increase of bonded indebtedness resulting from such authorization.

2.	IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Signature(s) of Shareholder

Date , 2001

PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS ON THIS PROXY. IF SHARES ARE HELD JOINTLY, EACH SHAREHOLDER SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD USE FULL TITLE AND, IF MORE THAN ONE, ALL SHOULD SIGN. IF THE SHAREHOLDER IS A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY AN AUTHORIZED OFFICER.

- FOLD AND DETACH HERE -

DETACH CARD	Please detach proxy at perforation before mailing.

VOTE BY MAIL
Return your proxy in the
POSTAGE-PAID envelope
provided

Your vote must be received by 5:00 p.m. Eastern Time
on Friday, December 7, 2001, to be counted in the final tabulation.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage paid envelope provided or return it to: SunTrust, P.O. Box 4625, Atlanta, GA 30302.

TO CHANGE YOUR VOTE

Any subsequent vote by any means will change your prior vote. The last vote received before 5:00 p.m. Eastern Time, Friday, December 7, 2001, will be the one counted. You may also revoke your proxy by voting in person at the Special Meeting.